EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Rose Rock Midstream, L.P.:

We hereby consent to the incorporation by reference in the registration statement of Rose Rock Midstream, L.P. (the Company) Form S-8 (File No. 333-178923, effective January 6, 2012) of our report dated February 29, 2012, relating to the consolidated financial statements of Rose Rock Midstream, L.P., which appear in this Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

February 29, 2012